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                                                                   Exhibit 1(2)

                            ARTICLES OF INCORPORATION

Name of Corporation

                  MIRABEAU RESOURCES LIMITED

The Classes and any Maximum Number of Shares that the Corporation is Authorized to Issue

         The Corporation is authorized to issue an unlimited number of:

         First Preferred Shares, issuable in series, the rights, privileges, restrictions, and conditions of which are set forth in Appendix 1 attached hereto and incorporated herein;

         Second Preferred Shares, issuable in series, the rights, privileges, restrictions and conditions of which are set forth in Appendix 2 attached hereto and incorporated herein;

         Common Shares, the rights, privileges, restrictions and conditions of which are set forth in Appendix 3 attached hereto and incorporated herein.

Restrictions, if any, on Share Transfers

         None

Number (or Minimum and Maximum Number of Directors)

         Minimum of three, maximum of seven

Restrictions on Business to be Carried On

         None

Other provisions, if any:

         Without in any way limiting the borrowing powers of the Corporation or of the directors as set out in the Business Corporations Act and in the Bylaws (as amended from time to time), the directors of the Corporation may from time to time:

                  borrow money upon the credit of the Corporation;

                  issue, reissue, pledge and/or sell securities, bonds,
                           debentures, notes or other evidences of indebtedness of or in guarantee by the Corporation, whether secured or unsecured;

                  charge, mortgage, hypothecate, pledge or otherwise create an interest in or charge upon all or any property of any nature, present or future (including, without limitation, the under-taking and rights of the Corporation (by way


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                           of charge, mortgage, hypothec, pledge or otherwise)
                           in order to secure any securities, bonds, debentures, notes or other evidences of indebtedness of or guarantee by the Corporation, or money borrowed by or other debtor liabilities of the Corporation;

                  and nothing herein restricts or limits the borrowing of money by the Corporation on bills of exchange or promissory notes made, drawn, accepted or endorsed by or on behalf of the Corporation.

         The Board may from time to time delegate to one or more of the directors and/or officers of the Corporation as designated by the directors, all or any of the powers conferred on the directors by the foregoing or by the Business Corporations Act to such extent and in such manner as the directors shall determine at the time of such delegation;

         The Corporation is entitled to a lien on shares registered in the name of the shareholder for a debt owing to the Corporation;

         The directors may, between annual general meetings, appoint one or more additional directors of the Corporation to serve until the next annual general meeting, but the number of additional directors shall not at any time exceed 1/3 the number of directors who held office at the expiration of the last annual meeting of the Corporation.

Date:             January 27, 1987

INCORPORATOR'S NAME                                    ADDRESS

         Katherine E. Sibold                           900, 340 - 12 Avenue S.W.
                                                       Calgary, Alberta T2R 1L5



                                                       -------------------------
                                                       Katherine E. Sibold


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                                   APPENDIX I

The First Preferred Shares, as a class, shall carry and be subject to the following designations, rights, privileges, restrictions and conditions:

RIGHT TO ISSUE IN ONE OR MORE SERIES

         The First Preferred Shares may at any time or from time to time be issued in one (1) or more series, each series to consist of such number of shares as may before .the issue thereof be determined by the directors who may determine, from time to time before the issue thereof, the designation, rights, privileges, restrictions and conditions attaching to the shares of each such series, the whole subject to the following provisions and to the issue of Articles of Amendment setting forth the designation, rights, privileges, restrictions and conditions attaching to the shares of each series.

RANKING OF FIRST PREFERRED SHARES

         The First Preferred Shares of each series shall rank on a parity with the First Preferred Shares of every other series with respect to priority in payment of dividends and amounts payable on return of capital. When any dividends or amounts payable on return of capital are not paid in full, the First Preferred Shares of all series shall participate ratably in respect of such dividends which, in the case of cumulative dividends, shall cover all prior completed periods in respect of which such dividends are accrued and unpaid plus such further amounts, if any, in respect of dividends as may be specified in the provisions attaching to any particular series, and, in the case of non-cumulative dividends, shall cover all such dividends declared and unpaid, and on any return of capital in accordance with the sums that would be payable on such return of capital if all sums so payable were paid in full including premiums, if any, as have been provided for with respect to any series.

         The First Preferred Shares shall be entitled to preference over the common shares and the Second Preferred Shares of the Corporation and over any other shares ranking junior to the First Preferred Shares with respect to priority in payment of dividends which, in the case of cumulative dividends, shall cover all prior completed periods in respect of which such dividends are accrued and unpaid plus such further amounts, if any, in respect of dividends as may be specified in the provisions attaching to any particular series and, in the case of non-cumulative dividends, shall cover all such dividends declared and unpaid, and with respect to distribution of assets, including premiums, if any, as have been provided for with respect to any series in the event of liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs and may also be given such other preferences not inconsistent with paragraphs 1 to 6 hereof over the common shares and the Second Preferred Shares of the Corporation and over any other shares ranking junior to the First Preferred Shares. After payment to the holders of the First Preferred Shares of the amounts payable to them, they shall not be entitled to share in any further distributions of the property or assets of the Corporation.


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         The holders of any series of First Preferred Shares shall not be entitled to any further or other dividends than those expressly provided for in the rights, privileges, restrictions and conditions attached to the First Preferred Shares of such series.

DECLARATION OF DIVIDENDS

         The directors may, at any time or from time to time, determine, with respect to any cash dividend declared payable on the First Preferred Shares a class or any series thereof, that the holders of the shares of such class or series, or the holders of shares of such class or series whose addresses, on the records of the Corporation, are in Canada and/or in specified jurisdictions outside Canada, shall have the right to elect to receive such dividends in the form of a stock dividend payable in shares of the capital stock of the Corporation having a value, as determined by the directors, that is substantially equivalent, as of the date determined by the directors, to the cash amount of such dividend, except that shareholders shall receive cash in lieu of fractional interests in the shares to which they would otherwise be entitled unless the directors shall otherwise determine.

VOTING RIGHTS

         Except as required by law or as hereinafter specifically provided with respect to any other series of First Preferred Shares then outstanding, the holders of the First Preferred Shares shall not be entitled as such to receive notice of or to attend any meeting of the shareholders of the Corporation or to vote at any such meeting.

AMENDMENT WITH APPROVAL OF HOLDERS FIRST PREFERRED SHARES

         The rights, privileges, restrictions and conditions attaching to the First Preferred Shares as a class may be changed at any time or from time to time with such approvals as may be required by law and with the approval of the holders of the First Preferred Shares as a class, such approval to be given in the manner provided in paragraph 6 hereof.

APPROVAL OF HOLDERS OF FIRST PREFERRED SHARES

         Any consent or approval given by the holders of First Preferred Shares as a class shall be deemed to have been sufficiently given if passed at a meeting of holders of First Preferred Shares duly called and held upon not less than twenty-one (21) days notice at which the holders of outstanding First Preferred Shares to which are attached forty per cent (40%) of the votes attached to all outstanding First Preferred Shares are present (the "quorum") or are represented by proxy and carried by the affirmative vote of not less than two-thirds (2/3) of the votes cast at such meeting.

         If at any such meeting a quorum is not present or represented by proxy within one-half hour after the time appointed for such meeting then the meeting (if called by the Corporation) shall be adjourned to such date not less than twenty-one days thereafter and to such time and place as may be designated by the chairman, and not less than ten (10) days' written notice shall be given of such adjourned meeting. At such adjourned meeting the holders of the First Preferred Shares present or represented by proxy may transact the


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         business for which the meeting was originally convened and a resolution passed thereat by affirmative vote of not less than two-thirds (2/3) of the votes cast at such meeting shall constitute the consent or approval of the holders of First Preferred Shares. On every ballot taken at every such meeting every holder of First Preferred Shares shall be entitled to one (1) vote in respect of each one dollar ($1.00) aggregate stated issue price of First Preferred Shares held by such holder. Subject to the foregoing, the formalities to be observed in respect of the giving or waiving of notice of any such meeting and the conduct thereof shall be those from time to time prescribed in the by-laws of the Corporation with respect to meetings of shareholders.

         If the variation of the rights, privileges, restrictions and conditions hereinbefore contained affects the rights of the holders of First Preferred Shares of any series in a manner different from other holders of First Preferred Shares, then such variation shall, in addition to being approved by the holders of the First Preferred Shares of such series so affected, which approval shall be given by resolution passed by not less than two-thirds (2/3) of the votes cast at the meeting of the holders of First Preferred Shares of such series, and the provisions of this paragraph 6 shall apply, mutatis mutandis, with respect to the holding of such meeting and in particular in respect of the quorum required.


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                                   APPENDIX 2

The Second Preferred Shares, as a class, shall carry and be subject to the following designations, rights, privileges, restrictions and conditions:

RIGHT TO ISSUE IN ONE OR MORE SERIES

         The Second Preferred Shares may at any time or from time to time be issued in one (1) or more series, each series to consist of such number of shares as may before the issue thereof be determined by the directors who may determine, from time to time before the issue thereof, the designation, rights, privileges, restrictions and conditions attaching to the shares of each such series, the whole subject to the following provisions and to the issue of Articles of Amendment setting forth the designation, rights, privileges, restrictions and conditions attaching to the shares of each series.

RANKING OF SECOND PREFERRED SHARES

         The Second Preferred Shares of each series shall rank on a parity with the Second Preferred Shares of every other series with respect to priority in payment of dividends and amounts payable on return of capital. When any dividends or amounts payable on return of capital are not paid in full, the Second Preferred Shares of all series shall participate ratably in respect of such dividends which, in the case of cumulative dividends, shall cover all prior completed periods in respect of which such dividends are accrued and unpaid plus such further amounts, if any, in respect of dividends as may be specified in the provisions attaching to any particular series, and, in the case of non-cumulative dividends, shall cover all such dividends declared and unpaid, and on any return of capital in accordance with the sums that would be payable on such return of capital if all sums so payable were paid in full including premiums, if any, as have been provided for with respect to any series.

         The Second Preferred Shares shall be entitled to preference over the common shares of the Corporation and over any other shares ranking junior to the Second Preferred Shares, but shall rank junior to the First Preferred Shares of the Corporation, with respect to priority in payment of dividends which, in the case of cumulative dividends, shall cover all prior completed periods in respect of which such dividends are accrued and unpaid plus such further amounts, if any, in respect of dividends as may be specified In the provisions attaching to any particular series and, in the case of non-cumulative dividends, shall cover all such dividends declared and unpaid, and with respect to distribution of assets, including premiums, if any, as have been provided for with respect to any series in the event of liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs and may also be given such other preferences not inconsistent with paragraphs 1 to 6 hereof over the common shares of the Corporation and over any other shares ranking junior to the Second Preferred Shares. After payment to the holders of the Second Preferred Shares of the amounts payable to


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         them, they shall not be entitled to share in any further distributions of the property or assets of the Corporation.

         The holders of any series of Second Preferred Shares shall not be entitled to any further or other dividends than those expressly provided for in the rights, privileges, restrictions and conditions attached to the Second Preferred Shares of such series.

DECLARATION OF DIVIDENDS

         The directors may, at any time or from time to time, determine, with respect to any cash dividend declared payable on the Second Preferred Shares a class or any series thereof, that the holders of the shares of such class or series, or the holders of shares of such class or series whose addresses, on the records of the Corporation, are in Canada and/or in specified jurisdictions outside Canada, shall have the right to elect to receive such dividends in the form of a stock dividend payable in shares of the capital stock of the Corporation having a value, as determined by the directors, that is substantially equivalent, as of the date determined by the directors, to the cash amount of such dividend, except that shareholders shall receive cash in lieu of fractional interests in the shares to which they would otherwise be entitled unless the directors shall otherwise determine.

VOTING RIGHTS

         Except as required by law or as hereinafter specifically provided with respect to any other series of Second Preferred Shares then outstanding, the holders of the Second Preferred Shares shall not be entitled as such to receive notice of or to attend any meeting of the shareholders of the Corporation or to vote at any such meeting.

AMENDMENT WITH APPROVAL OF HOLDERS SECOND PREFERRED SHARES

         The rights, privileges, restrictions and conditions attaching to the Second Preferred Shares as a class may be changed at any time or from time to time with such approvals as may be required by law and with the approval of the holders of the Second Preferred Shares as a class, such approval to be given in the manner provided in paragraph 6 hereof.

APPROVAL OF HOLDERS OF SECOND PREFERRED SHARES

         Any consent or approval given by the holders of Second Preferred Shares as a class shall be deemed to have been sufficiently given if passed at a meeting of holders of Second Preferred Shares duly called and held upon not less than twenty-one (21) days notice at which the holders of outstanding Second Preferred Shares to which are attached forty per cent (40%) of the votes attached to all outstanding Second Preferred Shares are present (the "quorum") or are represented by proxy and carried by the affirmative vote of not less than two-thirds (2/3) of the votes cast at such meeting.

         If at any such meeting a quorum is not present or represented by proxy within one-half hour after the time appointed for such meeting then the meeting (if called by the Corporation) shall be adjourned to such date not less than twenty-one days thereafter and


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         to such time and place as may be designated by the chairman, and not less than ten (10) days written notice shall be given of such adjourned meeting. At such adjourned meeting the holders of the Second Preferred Shares present or represented by proxy may transact the business for which the meeting was originally convened and a resolution passed thereat by affirmative vote of not less than two-thirds (2/3) of the votes cast at such meeting shall constitute the consent or approval of the holders of Second Preferred Shares. On every ballot taken at every such meeting every holder of Second Preferred Shares shall be entitled to one (1) vote In respect of each one dollar ($1.00) aggregate stated issue price of Second Preferred Shares held by such holder. Subject to the foregoing, the formalities to be observed in respect of the giving or waiving of notice of any such meeting and the conduct thereof shall be those from time to time prescribed in the by-laws of the Corporation with respect to meetings of shareholders.

         If the variation of the rights, privileges, restrictions and conditions hereinbefore contained affects the rights of the holders of Second Preferred Shares of any series in a manner different from other holders of Second Preferred Shares, then such variation shall, in addition to being approved by the holders of the Second Preferred Shares of such series so affected, which approval shall be given by resolution passed by not less than two-thirds (2/3) of the votes cast at the meeting of the holders of Second Preferred Shares of such series, and the provisions of this paragraph 6 shall apply, mutatis mutandis, with respect to the holding of such meeting and in particular in respect of the quorum required.


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                                   APPENDIX 3

                  The common shares of the Corporation have attached thereto the following:

the right to one vote per share held on a ballot at any meeting of the shareholders of the Corporation except meetings at which only holders of a specified class or series of a class of shares are entitled to vote;

the right to receive dividends as and when declared by the Corporation on the common shares as a class, subject to prior satisfaction of all preferential rights to dividends attached to all shares of other classes of shares of the Corporation ranking in priority to the common shares in respect of dividends; and

the right to receive the remaining property of the Corporation on dissolution, subject to prior satisfaction of all preferential rights to return to capital on dissolution attached to all shares of other classes of shares of the Corporation ranking in priority to the common shares in respect of return of capital on dissolution.